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                                                                    Exhibit 23.2


                      [Letterhead of Robinson Silverman
                        Pearce Aronsohn & Berman LLP]



                              December 15, 1997


Wellsford Real Properties, Inc.
610 Fifth Avenue
New York, New York 10020

Dear Sirs:

     We hereby consent to the reference to this firm under the caption "Legal Matters" in the Registration Statement on Form S-4 of Wellsford Real Properties, Inc. (the "Company") relating to the issuance of 3,350,000 shares of common stock, $.01 par value per share, of the Company in connection with the merger of Wellsford Capital Corporation, a wholly-owned subsidiary of the Company, with and into Value Property Trust. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                       Very truly yours,

                        ROBINSON SILVERMAN PEARCE ARONSOHN & BERMAN LLP